EXHIBIT 99.1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements	Page

Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements	2
Consolidated Balance Sheets as of December 31, 2006 and 2005	3
Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	4
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	6
Notes to Consolidated Financial Statements	7
Schedule III – Real Estate Assets and Accumulated Depreciation	25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cole Credit Property Trust II, Inc.

Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust II, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004. Our audits also included the financial statement schedule listed in the index to the Consolidated Financial Statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The Company was in the development stage at December 31, 2004; during the year ended December 31, 2005, the Company completed its development activities and commenced its planned principal operations.

As discussed in Note 11 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, using the modified prospective method.

/s/ DELOITTE & TOUCHE, LLP

Phoenix, Arizona

March 20, 2007 (January 25, 2008 as to the effects of the discontinued operations described in Note 17)

COLE CREDIT PROPERTY TRUST  II, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS:
Real estate assets, at cost:
Land	$109,506,269	$23,854,308
Buildings and improvements, less accumulated depreciation of $4,547,932 and $151,472 at December 31, 2006 and 2005, respectively	282,468,749	57,338,359
Acquired intangible lease assets, less accumulated amortization of $2,251,172 and $71,881 at December 31, 2006 and 2005, respectively	54,569,023	10,425,618
Total real estate assets	446,544,041	91,618,285
Cash and cash equivalents	37,566,490	4,575,144
Restricted cash	5,839,733	1,813,804
Rents and tenant receivables	2,432,536	36,001
Prepaid expenses and other assets	4,248,973	11,928
Deferred financing costs, less accumulated amortization of $565,946 and $17,964 at December 31, 2006 and 2005, respectively	3,789,019	754,676
Total assets	$500,420,792	$98,809,838

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$218,265,916	$66,804,041
Notes payable to affiliates	—	4,453,000
Accounts payable and accrued expenses	2,016,343	282,797
Escrowed investor proceeds	5,710,730	1,813,804
Due to affiliates	67,608	41,384
Acquired below market lease intangibles, less accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively	2,649,374	14,637
Distributions payable	1,612,094	195,209
Deferred rent and other liabilities	340,974	—
Total liabilities	230,663,039	73,604,872

Redeemable Common Stock	3,521,256	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 240,000,000 and 90,000,000 shares authorized, 30,691,204 and 2,832,387 shares issued and outstanding at December 31, 2006 and 2005, respectively	306,912	28,324
Capital in excess of par value	273,385,603	25,486,442
Accumulated distributions in excess of earnings	(7,456,018)	(309,800)
Total stockholders’ equity	266,236,497	25,204,966
Total liabilities and stockholders’ equity	$500,420,792	$98,809,838

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST  II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Period from Inception
	December 31,	December 31,	(September 29, 2004) to
	2006	2005	December 31, 2004

Revenues:
Rental income	$16,219,026	$647,423	$—
Tenant reimbursement income	1,162,333	—	—

Total revenue	17,381,359	647,423	—

Expenses:
General and administrative	952,538	155,120	—
Property operating expenses	1,411,407	—	—
Property and asset management fees	842,175	34,442	—
Depreciation	3,911,751	131,307	—
Amortization	1,896,164	62,575	—

Total operating expenses	9,014,035	383,444	—

Real estate operating income	8,367,324	263,979	—

Other income (expense):
Interest income	503,479	27,058	—
Interest expense	(8,103,831)	(410,312)	—

Total other income	(7,600,352)	(383,254)	—

Income (loss) from continuing operations	766,972	(119,275)	—

Discontinued operations:
Income from discontinued operations	579,024	4,684	—
Income from discontinued operations	579,024	4,684	—

Net income (loss)	$1,345,996	$(114,591)	$—

Weighted average number of common shares outstanding
Basic and diluted	13,275,635	411,909	—

Income (loss) from continuing operations per common share
Basic and diluted	$0.06	$(0.29)	$—

Income from discontinued operations per common share
Basic and diluted	0.04	0.01	—

Net income (loss) per common share
Basic and diluted	$0.10	$(0.28)	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST  II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Capital in Excess of Par Value	Accumulated Distributions in Excess of Earnings	Total Stockholders’ Equity
	Number of Shares	Par Value
Balance, September 29, 2004 (Date of Inception)	—	$—	$—	$—	$—
Issuance of Common Stock to Cole Holdings Corporation	20,000	200	199,800		200,000
Balance, December 31, 2004	20,000	200	199,800	—	200,000
Issuance of common stock	2,812,387	28,124	28,080,997	—	28,109,121
Distributions	—	—	—	(195,209)	(195,209)
Commissions on stock sales and related dealer manager fees	—	—	(2,375,780)	—	(2,375,780)
Other offering costs	—	—	(418,575)	—	(418,575)
Net loss	—	—	—	(114,591)	(114,591)
Balance, December 31, 2005	2,832,387	28,324	25,486,442	(309,800)	25,204,966
Issuance of common stock	27,858,817	278,588	277,953,219	—	278,231,807
Distributions	—	—	—	(8,492,214)	(8,492,214)
Commissions on stock sales and related dealer manager fees	—	—	(23,254,138)	—	(23,254,138)
Other offering costs	—	—	(3,332,577)	—	(3,332,577)
Stock compensation expense	—		53,913		53,913
Redeemable common stock	—	—	(3,521,256)	—	(3,521,256)
Net income	—	—	—	1,345,996	1,345,996
Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST  II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2006	Year ended December 31, 2005	Period from Inception (September 29, 2004) to December 31, 2004

Cash flows from operating activities:
Net income (loss)	$1,345,996	$(114,591)	$—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,396,460	151,472	—
Amortization	2,630,841	89,793	—
Stock compensation expense	53,913	—	—
Changes in assets and liabilities:
Rents and tenant receivables	(2,396,534)	(36,001)	—
Prepaid expenses and other assets	(269,945)	(11,928)	—
Accounts payable and accrued expenses	1,733,546	282,797	—
Deferred rent and other liabilities	340,974	—	—
Due to affiliates	26,224	36,199	—
Net cash provided by operating activities	7,861,475	397,741	—
Cash flows from investing activities:
Investment in real estate and related assets	(278,576,503)	(81,344,139)	—
Acquired intangible lease assets	(40,305,246)	(10,497,499)	—
Acquired below market lease intangibles	2,731,169	14,689	—
Restricted cash	(4,025,929)	(1,813,804)	—
Net cash used in investing activities	(320,176,509)	(93,640,753)	—
Cash flows from financing activities:
Proceeds from issuance of common stock	274,710,551	28,109,121	200,000
Proceeds from mortgage and affiliate notes payable	168,764,469	72,084,404	—
Repayment of mortgage and affiliate notes payable	(64,375,352)	(827,363)	—
Refund of mortgage rate lock deposits	1,936,000	—	—
Payment of mortgage rate lock deposits	(5,903,100)	—	—
Escrowed investor proceeds liability	3,896,925	1,813,804	—
Offering costs on issuance of common stock	(26,586,715)	(2,789,170)	—
Distributions to investors	(3,554,073)	—	—
Deferred financing costs paid	(3,582,325)	(772,640)	—
Net cash provided by financing activities	345,306,380	97,618,156	200,000
Net increase in cash and cash equivalents	32,991,346	4,375,144	200,000
Cash and cash equivalents, beginning of period	4,575,144	200,000	—
Cash and cash equivalents, end of period	$37,566,490	$4,575,144	$200,000
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$1,612,094	$195,209	$—
Mortgage notes assumed in real estate acquisitions	$42,619,758	$—	$—
Common stock issued through distribution reinvestment plan	$3,521,256	$—	$—
Commissions and dealer manager fees due to affiliate	$—	$5,185	$—
Supplemental Cash Flow Disclosures:
Interest paid	$7,981,952	$223,183	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  — ORGANIZATION AND BUSINESS

Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”) the affiliate advisor to the Company, is the sole limited partner and owner of 0.01% (minority interest) of the partnership interests of Cole OP II.

At December 31, 2006, the Company owned 91 properties comprising approximately 2.9 million square feet of single and multi-tenant commercial space located in 26 states. At December 31, 2006, these properties were 100% leased.

On June 27, 2005, the Company commenced a public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act (the “Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company filed a registration statement with the SEC under Rule 462(b) to add securities to the Offering. The registration statement registers an additional 4,390,000 shares of common stock for sale in the primary offering and an additional 952,000 shares of common stock for sale pursuant to the Company’s DRIP.

On November 6, 2006, the Company filed a registration statement with the SEC with respect to a proposed secondary public offering of up to 150,000,000 shares of common stock. The offering would include up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP.

The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of our common stock in the Offering. Prior to such date, the Company was considered a development stage company. As of December 31, 2006, the Company had accepted subscriptions for 30,691,204 shares of its common stock, including 20,000 shares owned by Cole Holdings Corporation (“Cole Holdings”) for aggregate gross proceeds of approximately $306.5 million before offering costs and selling commissions of approximately $29.4 million. As of December 31, 2006, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued and outstanding. As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of 40,629,407 shares of its common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,693 shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.

The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed or quoted. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.

NOTE  2  — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to generally accepted accounting principles in the United States (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

All assets are depreciated on a straight line basis. The estimate useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss. As of December 31, 2006, the undiscounted future operating cash flows of any property with potential impairment indicators exceeded its carrying value and no impairment losses had been recorded. As of December 31, 2005, no potential impairment indicators existed and no losses had been recorded.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

result in an incorrect assessment of the Company’s purchase price allocations, which could impact the amount of its reported net income.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.

Restricted Cash and Escrowed Investor Proceeds

The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $5.7 million and $1.8 million of offering proceeds for which shares of common stock had not been issued as of December 31, 2006 and 2005, respectively.

Rents and Tenant Receivables

Rents and tenant receivables primarily includes amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries from tenants. See “—Revenue Recognition” below. Allowance for doubtful accounts was approximately $75,000 and $0 at December 31, 2006 and 2005, respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets includes expenses incurred as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit are charged to earnings when identified.

Deferred Financing Costs

Deferred financing costs are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the term of the related financing arrangement. Amortization of deferred financing costs for the years ended December 31, 2006 and 2005, and the period from inception (September 29, 2004) to December 31, 2004, was approximately $548,000, $18,000 and $0, respectively, and was recorded in interest expense in the consolidated statements of operations.

Revenue Recognition

Upon the acquisition of real estate, certain properties have leases where minimum rent payments increase during the term of the lease. The Company records rental revenue for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants that the Company expects to collect over the remaining lease term rather than currently, which is recorded as rents receivable. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, the Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in rental income in the period the related costs are incurred. Tenant reimbursement income includes payments from tenants as reimbursement for property taxes, utilities, and other property operating expenses.

Income Taxes

The Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Concentration of Credit Risk

At December 31, 2006 and 2005, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

As of December 31, 2006, no single tenant accounts for more than 10% of the Company’s gross annualized base rental revenues. Tenants in the drugstore, specialty retail and automotive supply industries comprise approximately 25%, 12% and 11%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2006. As of December 31, 2005, one tenant in the drugstore industry and one tenant in the automotive supply industry accounted for approximately 34% and 31% of the Company’s gross annualized base rental revenues, respectively. Tenants in the drugstore and automotive supply industries comprise approximately 44% and 31%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2005.

Offering and Related Costs

Cole Advisors II funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. As of December 31, 2006 and 2005, Cole Advisors II had incurred organization and offering costs of approximately $3.8 million and $1.4 million, respectively, on behalf of the Company. Of these amounts, the Company was responsible for approximately $3.8 million and $421,000 at December 31, 2006 and 2005, respectively. The offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs, are recorded as a reduction of capital in excess of par value along with sales commissions and dealer manager fees of 7% and 1.5%, respectively. Organization costs are expensed as incurred, of which approximately $57,000, $2,000 and $0 was expensed during the years ended December 31, 2006, and 2005 and the period from inception (September 29, 2004) to December 31, 2004, respectively.

Due to affiliates

As of December 31, 2006, due to affiliates consists of approximately $47,000 due to Cole Advisors II for reimbursement of organization and offering costs and $20,000 to an affiliate of Cole Advisors II for reimbursement of certain loan costs. As of December 31, 2005, due to affiliates consists of approximately $36,000 due to Cole Advisors II for reimbursement of legal fees and approximately $5,000 due to Cole Capital Corporation (“Cole Capital”), the Company’s affiliated dealer manager, for commissions and dealer manager fees payable on stock issuances.

Stockholders’ Equity

At December 31, 2006, 2005, and 2004 the Company was authorized to issue 240,000,000, 90,000,000, and 90,000,000 respectively, shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.

The par value of investor proceeds raised from the Offering is classified as common stock, with the remainder allocated to capital in excess of par value. The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds raised from the Company’s distribution reinvestment plan. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for the proceeds received from its distribution reinvestment plan outside of permanent equity for future redemption of shares. During the years ended December 31, 2006 and 2005, proceeds of approximately $3.5 million and $0 were received from the distribution reinvestment plan, respectively, which have been recorded as redeemable common stock in the respective consolidated balance sheets. As of December 31, 2006 and 2005, no shares had been redeemed under the Company’s share redemption program.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. The effect of all the outstanding stock options was anti-dilutive to earnings per share for the year ended December 31, 2005. See Note 12.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Stock Options

As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, the Company elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options under the 2004 Independent Directors Stock Option Plan (“IDSOP”) (see Note 11). Under APB No. 25, compensation expense is recorded when the exercise price of stock options is less than the fair value of the underlying stock on the date of grant. On January 1, 2006, the Company adopted SFAS 123R, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated. As of December 31, 2006, there were 20,000 stock options outstanding under the IDSOP at an average exercise price of $9.15 per share.

Reportable Segments

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in real estate. Our investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of our total consolidated revenues for the years ended December 31, 2006 and 2005. Although our investments in real estate are geographically diversified throughout the United States, management evaluates operating performance on an individual property level. Our properties have been aggregated into one reportable segment.

Interest

Interest is charged to interest expense as it accrues. No interest costs were capitalized during the years ended December 31, 2006 and 2005.

Distributions Payable and Distribution Policy

In order to maintain its status as a REIT, the Company is required to make distributions each taxable year equal to at least 90% of its REIT taxable income excluding capital gains. To the extent funds are available, the Company intends to pay regular monthly distributions to stockholders. Distributions are paid to those stockholders who are stockholders of record as of applicable record dates.

On December 15, 2006, the Company’s board of directors declared a distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2007 and ending on March 31, 2007. The monthly distributions were calculated to be equivalent to an annualized distribution of six and one half percent (6.50%) per share, assuming a purchase price of $10.00 per share. As of December 31, 2006, the Company had distributions payable of approximately $1.6 million. The distributions were paid in January 2007, of which approximately $844,000 was reinvested in shares through our distribution reinvestment program.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005.

SFAS No. 123 (revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award. The Company adopted the provisions of SFAS 123 (revised 2004) using a modified prospective application. The modified prospective method requires companies to recognize compensation cost for unvested awards that are outstanding on the effective date based on the fair value that the Company had originally estimated for purposes of preparing its SFAS 123 pro forma disclosures. For all new awards that are granted or modified after the effective date, a company would use SFAS 123R’s measurement model. The Company adopted the new standard on January 1, 2006. See Note 12.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined what impact, if any, the adoption of SFAS No. 157 will have on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS  No.  109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not determined what impact, if any, the provisions of FIN 48 will have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 allows entities to choose to measure eligible financial instruments at fair value with changes in fair value recognized in earnings of each subsequent reporting date. The fair value election is available for most financial assets and liabilities on an instrument-by-instrument basis and is to be elected on the date of the financial instrument is initially recognized. SFAS 159 is effective for all entities as of the beginning of a reporting entity’s first fiscal year that begins after November 15, 2007 (with earlier application permitted under certain circumstances). The Company has not determined what impact, if any, the adoption of SFAS No. 159 will have on its consolidated financial statements.

NOTE  3  — REAL ESTATE ACQUISITIONS

During the year ended December 31, 2006, the Company acquired a 100% interest in 77 commercial properties for an aggregate purchase price of approximately $358.8 million, including acquisition costs of approximately $7.9 million. The Company financed the acquisitions through the issuance and assumption of approximately $213.2 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $85.7 million to land, approximately $229.5 million to building and improvements, approximately $46.3 million to acquired in-place leases, approximately ($2.7) million to acquired below-market leases and approximately $42.6 million related to debt assumed on properties acquired during the year ended December 31, 2006.

During the year ended December 31, 2005, the Company acquired a 100% interest in 14 commercial properties for an aggregate purchase price of approximately $91.8 million, including acquisition costs of approximately $2.0 million. The Company financed the acquisitions through the issuance of approximately $66.8 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $23.8 million to land, approximately $57.5 million to building and improvements, approximately $10.5 million to acquired in-place leases and approximately ($15,000) to acquired below-market leases.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE  4  — INTANGIBLE LEASE ASSETS

Identified intangible assets relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005

Acquired in place leases and tenant relationships, net of accumulated amortization of $2,142,845 and $69,939 at December 31, 2006 and 2005, respectively (with a weighted average life of 159 and 172 months for in-place leases and tenant relationships, respectively).	$51,939,520	$9,970,272
Acquired above market leases, net of accumulated amortization of $108,327 and $1,942 at December 31, 2006 and 2005, respectively (with a weighted average life of 162 and 118 months for acquired above market leases, respectively).	$2,629,503	$455,346
	$54,569,023	$10,425,618

Amortization expense recorded on the identified intangible assets, for each of fiscal years ended December 31, 2006, 2005 and 2004 was approximately $2.2 million, $72,000 and $0, respectively.

Estimated amortization expense of the respective intangible lease assets as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

	Amount
	Lease
	In-Place and Tenant	Above
Year	Relationships	Market Lease

2007	$3,902,608	$199,240
2008	$3,882,619	$199,240
2009	$3,821,858	$199,240
2010	$3,821,858	$199,240
2011	$3,819,312	$199,240

NOTE  5  — MORTGAGE NOTES  PAYABLE

As of December 31, 2006, the Company had 71 mortgage notes payable totaling approximately $218.3 million, of which approximately $215.6 million was fixed rate debt with interest rates ranging from 5.15% to 6.31% with a weighted average interest rate of approximately 5.72%. The Company also had approximately $2.7 million of short-term variable rate debt outstanding at December 31, 2006.

As of December 31, 2005, the Company had 13 mortgage notes payable totaling approximately $71.3 million, of which approximately $41.8 million was fixed rate debt with interest rates ranging from 5.15% to 5.76% with a weighted average interest rate of approximately 5.47%. The Company also had approximately $29.5 million of short-term variable rate debt outstanding at December 31, 2005.

The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from July 2008 through October 2018. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. Certain of the mortgage notes have cross-default provisions and are cross-collateralized. Under certain cross-default provisions, a default under any mortgage note included in a cross-default agreement may constitute a default under all such mortgage notes in the agreement and may lead to acceleration of the indebtedness due on each property within the cross-default agreement. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.

The fixed rate mortgage notes may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.

In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.

We have entered into interest rate lock agreements. See Note 7.

Related Party Notes

On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C, LLC (“Series C”), which is an affiliate of the Company and the Company’s advisor, by executing two promissory notes which was secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.

On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.

On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, LLC (“Series B”), an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.

During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to December 31, 2006:

Principal
For the Year Ending December 31:	Repayments

2007	$3,066,207
2008	9,729,334
2009	205,511
2010	16,884,186
2011	39,272,285
Thereafter	149,108,393
Total	$218,265,916

The variable rate mortgages approximate fair market value. The fair value of our fixed rate mortgage notes payable at December 31, 2006 approximates $215.0 million.

NOTE  6  — INTANGIBLE LEASE LIABILITY

Identified intangible liability relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005
Acquired below — market leases, net of accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively (with a weighted average life of 144 and 141 months, respectively)	$2,649,374	$14,637

Amortization income recorded on the identified intangible liability, for each of fiscal years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 was $96,000, $52 and $0, respectively.

Estimated amortization income of the respective intangible lease liability as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

Amount
Below
Year	Market Lease
2007	$231,097
2008	$231,097
2009	$231,097
2010	$231,097
2011	$230,059

NOTE  7  — EXTENDED RATE LOCK AGREEMENTS

The Company entered into Extended Rate Lock Agreements with Wachovia Bank, N.A. (“Wachovia”) and Bear Stearns Commercial Mortgage, Inc. (“Bear Stearns”) (the “Rate Locks”) to lock interest rates ranging from 5.52% to 6.56% for up to approximately $247 million in total borrowings. Under the terms of the Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Wachovia and Bear Stearns. As of December 31, 2006, the Company had available borrowings of approximately $197 million under the Rate Locks.

The Company has approximately $3.9 million in rate lock deposits outstanding at December 31, 2006, which are reflected as Mortgage Loan Deposits and recorded in Prepaid Expenses, Mortgage Loan Deposits and Other Assets on the Company’s consolidated balance and statement of cashflows.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

NOTE  8  — COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

NOTE  9  — RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of gross proceeds from the Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect to shares sold under the DRIP. During the years ended December 31, 2006 and 2005, the Company paid approximately $23.3 million and $2.4 million to Cole Capital for commissions and dealer manager fees, of which approximately $20.0 million and $2.0 million was reallowed to participating broker-dealers.

All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the years ended December 31, 2006 and 2005, the Company reimbursed the advisor approximately $3.4 million and $421,000, respectively, for organizational and offering expenses, of which approximately $57,000 and $2,000, respectively, was expensed as organization costs. During the years ended December 31, 2006 and 2005, the Company paid Cole Realty Advisors approximately $5.8 million and approximately $1.7 million for acquisition fees, respectively.

If Cole Advisors II provides services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the years ended December 31, 2006 and 2005, the Company paid Cole Advisors II approximately $1.8 million and approximately $320,000 for finance coordination fees.

The Company pays, and expects to continue to pay, Cole Realty Advisors, its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees currently equal, and are expected to continue to equal 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the years ended December 31, 2006 and 2005, respectively, the Company paid Cole Realty Advisors approximately $350,000 and approximately $14,000 for property management fees, respectively.

The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets (the “Asset Management Fee”). The fee will be payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the years ended December 31, 2006 and 2005, respectively the Company paid asset management fees to Cole Advisors II of approximately $587,000 and approximately $25,000, respectively.

If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of the remaining net sale proceeds. During the years ended December 31, 2006 and 2005, respectively, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.

Upon listing of the Company’s common stock on a national securities exchange, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II (the “Subordinated Incentive Listing Fee”).

Upon termination of the advisory agreement with Cole Advisors II, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a Subordinated Incentive Listing Fee.

The Company will reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which it’s operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company did not reimburse Cole Advisors II for any such costs.

On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C by executing two promissory notes which are secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans is generally non recourse to Cole OP II and may be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.

On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors,

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.

On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.

During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.

During the year ended, December 31, 2006, Cole OP II acquired the following properties from various affiliates of the Company and the Company’s advisor. The acquisitions were funded by net proceeds from the Company’s Offering and the assumption of loans secured by the respective properties.

	Acquisition
Property Description	Date	Location	Seller	Purchase Price		Loan Assumed

Wawa — convenience store	March 29, 2006	Hockessin, DE	Series A, LLC	$4,830,000	(1)	$2,598,068
Wawa — convenience store	March 29, 2006	Manahawkin, NJ	Series A, LLC	4,414,000	(1)	2,374,301
Wawa — convenience store	March 29, 2006	Narberth, PA	Series A, LLC	4,206,000	(1)	2,262,417
Conns — appliance retailer	May 26, 2006	San Antonio, TX	Series D, LLC	4,624,619	(2)	3,580,000
Rite Aid — drugstore	May 26, 2006	Defiance, OH	Cole Acquisitions I, LLC	4,326,165	(2)	2,321,000
CVS — drugstore	May 26, 2006	Madison, MS	Cole Acquisitions I, LLC	4,463,088	(2)	2,809,000
CVS — drugstore	June 28, 2006	Portsmouth, OH	Cole Acquisitions I, LLC	2,101,708	(2)	1,753,000
CVS — drugstore	July 7, 2006	Okeechobee, FL	Cole Acquisitions I, LLC	6,459,262	(2)	4,076,000
Office Depot — office supply	July 7, 2006	Dayton, OH	Cole Acquisitions I, LLC	3,416,526	(2)	2,130,000
Advance Auto — specialty retailer	July 12, 2006	Holland, MI	Cole Acquisitions I, LLC	2,071,843	(2)	1,193,000
Advance Auto — specialty retailer	July 12, 2006	Holland Township, MI	Cole Acquisitions I, LLC	2,137,244	(2)	1,231,000
Advance Auto — specialty retailer	July 12, 2006	Zeeland, MI	Cole Acquisitions I, LLC	1,840,715	(2)	1,057,000
CVS — drugstore	July 12, 2006	Orlando, FL	Series D, LLC	4,956,763	(2)	3,016,000
Office Depot — office supply	July 12, 2006	Greenville, MS	Cole Acquisitions I, LLC	3,491,470	(2)	2,192,000
Office Depot — office supply	July 19, 2006	Warrensburg, MO	Series D, LLC	2,880,552	(2)	1,810,000
CVS — drugstore	August 10, 2006	Gulfport, MS	Cole Acquisitions I, LLC	4,414,117	(2)	2,611,000
				$60,634,072		$37,013,786

(1)

The Company’s board of director’s, including all of the independent directors, approved the transaction as being fair and reasonable to the Company, at a price in excess of the cost to Series A, LLC, which is an affiliate of our advisor, but substantial justification exists for such excess, such excess is reasonable and the costs of the interest did exceed its current fair market value as determined by an independent expert selected by the Company’s independent directors.

(2)

The Company’s board of director’s, including all of the independent directors, approved the transactions above as being fair and reasonable to the Company, at a price no greater than the cost to the affiliated entity, and at a cost that did not exceed its current fair market value as determined by an independent expert.

NOTE  10  — ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE  11  — INDEPENDENT DIRECTOR’S STOCK OPTION PLAN

The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share (or greater, if such higher price is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code of 1986, as amended). It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of December 31, 2006 and 2005, the Company had granted options to purchase 20,000 and 10,000 shares at $9.15 per share, respectively, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated.

During the year ended December 31, 2006, the adoption of SFAS 123R resulted in stock-based compensation charges of approximately $54,000. Stock-based compensation expense recognized in the year ended December 31, 2006 was based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.

Prior to SFAS 123R, we applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees ,” and related interpretations, including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No.  25 ,” issued in March 2000, to account for our fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. No stock-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation  — Transition and Disclosure,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, during prior periods we elected to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123.

No grants were made under the Independent Director Plan in 2004. A summary of the Company’s stock option activity under its Independent Director Plan during the years ended December 31, 2006 and 2005 is as follows:

	Number	Exercise Price	Exercisable
Outstanding at December 31, 2004	—		—
Granted in 2005	10,000	$9.15
Outstanding at December 31, 2005	10,000	$9.15	—
Granted in 2006	10,000	$9.15
Outstanding at December 31, 2006	20,000	$9.15	10,000

As of December 31, 2006 and 2005, options to purchase 10,000 shares were unvested with a weighted average contractual remaining life of approximately 9.3 and 8.9 years, respectively.

The weighted average fair value of options granted were $6.04 in 2005 and $5.55 in 2006. As of December 31, 2006 the number of options that were currently vested and expected to become vested was 20,000 shares and have an intrinsic value of $17,000. The 2005 pro forma impact on the results of operations is a reduction in EPS of $.10. The total 2005 stock-based employee compensation proforma expense determined under fair-value-based method for all awards, net of tax was approximately, $40,000.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In accordance with Statement 123R, the fair value of each stock option granted has been estimated as of the date of the grant using the Black-Scholes method based on the following assumptions; a weighted average risk-free interest rate from 4.19% to 5.07%, a projected future dividend yield from 6.0% to 6.25%, expected volatility of 0%, and an expected life of an option of 10 years. Based on these assumptions, the fair value of the options granted during the years ended December 31, 2006 and 2005 was approximately $55,000 and $60,000, respectively. As of December 31, 2006, there was approximately $22,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized during 2007.

NOTE  12  — STOCKHOLDERS EQUITY

Distribution Reinvestment Plan

The Company maintains a distribution reinvestment plan that allows common stockholders (the “Stockholders”) to elect to have the distributions the Stockholders receive reinvested in additional shares of the Company’s common stock. The purchase price per share under the distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by the Company’s board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. The Company may terminate the distribution reinvestment plan at the Company’s discretion at any time upon ten days prior written notice to the Stockholders. Additionally, the Company will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of the Offering, unless the Offering is extended, or the date the Company sells 5,952,000 shares under the Offering, unless the Company files a new registration statement with the Securities and Exchange Commission and applicable states. During the years ended December 31, 2006 and 2005, approximately 371,000 and 0 shares were purchased under the distribution reinvestment plan for $3.5 million and $0, respectively, which have been recorded as redeemable common stock on the consolidated balance sheets.

Share Redemption  Program

The Company’s share redemption program permits the Stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.

There are several restrictions on the Stockholder’s ability to sell their shares to the Company under the program. The Stockholders generally have to hold their shares for one year before selling the shares to the Company under the plan; however, the Company may waive the one-year holding period in the event of the death or bankruptcy of a Stockholder. In addition, the Company will limit the number of shares redeemed pursuant to the Company’s share redemption program as follows: (1) during any calendar year, the Company will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds the Company receives from the sale of shares under the Company’s distribution reinvestment plan. These limits may prevent the Company from accommodating all requests made in any year. During the term of the Offering, and subject to certain provisions the redemption price per share will depend on the length of time the Stockholder has held such shares as follows: after one year from the purchase date — 92.5% of the amount the Stockholder paid for each share; after two years from the purchase date — 95.0% of the amount the Stockholder paid for each share; after three years from the purchase date — 97.5% of the amount the Stockholder paid for each share; and after four years from the purchase date — 100.0% of the amount the Stockholder paid for each share.

Upon receipt of a request for redemption, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will charge an administrative fee to the Stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the Stockholder. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to the Stockholders. No shares were redeemed under the share redemption program during the years ended December 31, 2006 and 2005.

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE  13  — INCOME TAXES

For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. The following table represents the character of distributions to stockholder for the years ended December 31, 2006 and 2005.

	2006	2005
Character of Distributions:
Ordinary income	42%	0%
Return of capital	58%	0%
Total	100%	100%

At December 31, 2006 and 2005, the tax basis carrying value of the Company’s total assets was approximately $500.5 million and approximately $98.8 million, respectively. During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company had state income taxes of approximately $24,000, $3,000, and $0, respectively, which has been recorded in general and administrative expenses in the consolidated statements of operations.

During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax. The Company believes the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, it has not recorded a provision for income taxes in its accompanying consolidated condensed financial statements for the year ended December 31, 2006.

NOTE  14  — OPERATING LEASES

All of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, at December 31, 2006 is as follows:

Amount
Year ending December 31:
2007	$34,430,486
2008	34,385,306
2009	34,244,642
2010	34,244,642
2011	34,230,502
Thereafter	302,476,178
Total	$474,012,116

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE  15  — QUARTERLY RESULTS (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2006. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the selected quarterly information.

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues (3)	$2,037,066	$3,180,773	$4,858,021	$7,305,498
Income from discontinued operating property	30,420	77,744	156,435	314,425
Net income (loss)	(182,588)	(181,847)	548,942	1,161,489
Basic and diluted net income (loss) per share	(0.04)	(0.02)	0.04	0.05
Dividends per share	$0.15	$0.15	$0.16	$0.16

	2005(1)
	Third Quarter	Fourth Quarter

Revenues (3)	$2,761	$644,662
Income from discontinued operating property	—	4,684
Net loss	(29,543)	(85,048)
Basic and diluted net loss per share(2)	(0.46)	(0.05)
Dividends per share	—	$0.15

(1)	No quarterly financial information is presented for the first two quarters of 2005 as the Company was a development stage company during those quarters and had no operations.

(2)

The total of the two quarterly amounts for the year ended December 31, 2005, does not equal the total for the year then ended. This difference results from the increase in shares outstanding over the year.

(3)

All periods have been adjusted to reflect the impact of the property classified as held for sale as of September 30, 2007, which are reflected in the caption “Income from discontinued operations” on the accompanying Consolidated Statements of Operations.

NOTE  16  — SUBSEQUENT EVENTS

 Sale of Shares of Common Stock

As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of approximately 40,600,000 shares of the Company’s common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,593 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.

Property Acquisition and Borrowings

During the period from January 1, 2007 through March 19, 2007, the Company acquired 17 commercial real estate properties in separate transactions for an aggregate acquisition cost of approximately $229.4 million and issued mortgage notes payable totaling approximately $152.2 million to finance the transactions or finance previous transactions (see detailed borrowings below). The acquisitions are as follows:

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Property	Location	Acquisition Date	Square Feet	Purchase Price(1)
HOM-furniture store	Fargo, ND	January 4, 2007	122,108	$12,000,000
La-Z-Boy-furniture store	Newington, CT	January 5, 2007	20,701	6,900,000
Advance Auto-parts store	Maryland Heights, MO	January 12, 2007	7,000	1,893,000
Victoria Crossing-multi-tenant retail center	Victoria, TX	January 12, 2007	87,473	12,750,000
Academy Sports-corporate offices/distribution	Katy, TX	January 18, 2007	1,500,596	102,000,000
Gordmans-department store	Peoria, IL	January 18, 2007	60,947	9,000,000
One Pacific Place-multi-tenant retail center	Omaha, NE	February 6, 2007	91,564	36,000,000
Sack n Save-convenience store/O’Reilly Auto-parts store	Garland, TX	February 6, 2007	65,295	5,060,000
Tractor Supply-specialty retail store	Ankeny, IA	February 9, 2007	19,097	3,000,000
ABX Air-distribution center	Coventry, RI	February 14, 2007	33,000	4,090,000
Office Depot-office supply store	Enterprise, AL	February 27, 2007	20,000	2,776,357
Northern Tool-specialty retail store	Blaine, MN	February 28, 2007	25,685	4,900,000
Office Max-office supply store	Orangeburg, SC	February 28, 2007	23,600	3,125,000
Walgreens-drugstore	Cincinnati, OH	March 5, 2007	15,120	5,140,000
Walgreens-drugstore	Madeira, OH	March 5, 2007	13,905	4,425,000
Walgreens-drugstore	Sharonville, OH	March 5, 2007	13,905	4,085,000
AT&T-office building	Beaumont, TX	March 19, 2007	141,525	12,275,000
Total			2,261,521	$229,419,357

(1)	Purchase price excludes related closing and acquisition costs.

The following mortgage notes require monthly interest-only payments and either relate to the aforementioned acquisitions or previous acquisitions of the Company:

		Fixed Rate	Fixed		Variable
		Loan	Interest		Rate Loan		Total Loan
Property	Location	Amount	Rate	Maturity Date	Amount(1)	Maturity Date	Outstanding

Dick’s Sporting Goods	Amherst, NY	$6,321,000	5.62%	February 1, 2017	$—	N/A	$6,321,000
HOM Furniture	Fargo, ND	4,800,000	5.56%	February 1, 2017	—	N/A	4,800,000
Victoria Crossing	Victoria, TX	8,288,000	5.71%	February 11, 2017	1,912,000	April 12, 2007	10,200,000
Academy Sports	Katy, TX	68,250,000	5.61%	February 1, 2017	—	N/A	68,250,000
La-Z-Boy	Newington, CT	4,140,000	5.66%	February 1, 2017	—	N/A	4,140,000
Gordman’s	Peoria, IL	4,950,000	5.71%	February 1, 2017	—	N/A	4,950,000
One Pacific Place	Omaha, NE	23,400,000	5.53%	March 1, 2017	—	N/A	23,400,000
Sack ’N Save	Garland, TX	3,290,000	5.54%	March 1, 2037	—	N/A	3,290,000
ABX Air	Coventry, RI	2,454,000	5.70%	April 1, 2012	—	N/A	2,454,000
Office Depot	Enterprise, RI	1,850,000	6.29%	March 1, 2017	—	N/A	1,850,000
Northern Tool	Blaine, MN	3,185,000	6.00%	September 1, 2016	—	N/A	3,185,000
Office Max	Orangeburg, SC	1,875,000	5.61%	April 1, 2012	—	N/A	1,875,000
Walgreens	Cincinnati, OH	3,341,000	6.00%	September 1, 2016	—	N/A	3,341,000
Walgreens	Madeira, OH	2,876,000	5.70%	April 1, 2012	—	N/A	2,876,000
Walgreens	Sharonville, OH	2,655,000	5.62%	April 1, 2012	—	N/A	2,655,000
AT&T	Beaumont, TX	8,592,000	5.87%	April 1, 2017	—	N/A	8,592,000
Total		$150,267,000			$1,912,000		$152,179,000

(1)	The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest paid monthly.

Extended Rate Lock Agreement

During the period from January 1, 2007 through March 16, 2007, the Company entered into Rate Locks with Bear Stearns to lock interest rates ranging from 5.49% to 5.80% for up to approximately $265.3 million in borrowings. Under the terms of Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Bear Stearns. As of March 16, 2007, the Company had

COLE CREDIT PROPERTY TRUST  II, INC.

NOTES  TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

available total borrowings of approximately $347.6 million under the Rate Locks and approximately $7.5 million in rate lock deposits outstanding.

The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

NOTE  17  — DISCONTINUED OPERATIONS

SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires discontinued operations presentation for disposals of a “component” of an entity, for all periods presented. During the three-month period ended September 30, 2007, the Company classified one single-tenant commercial property as held for sale. The Company continually monitors the performance of its properties and tenants and may identify properties to dispose based on their performance characteristics. During this process, the Company identified one property that did not meet its performance criteria. As such, this property is being actively marketed for sale by the Company and is expected to sell within one year. Therefore, the Company reclassified its consolidated statements of operations to reflect income and expenses for the property held for sale, as of September 30, 2007, as discontinued operations. At December 31, 2006, the carrying value of the real estate assets subject to discontinued operations reporting was approximately $23.4 million, net of accumulated depreciation of approximately $689,000.  At December 31, 2005, the carrying value of the real estate assets subject to discontinued operations reporting was approximately $24.1 million, net of accumulated depreciation of approximately $28,000.

The results of discontinued operations relating to the property held for sale for the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004 are shown below.

	Year Ended December 31,	Year Ended December 31,	Period from Inception to December 31,
	2006	2005	2004
Discontinued operations:
Revenues from rental property	$2,138,148	$94,246	$—
Property and asset management fees	(94,802)	(4,326)	—
Other rental property expenses	(5,589)	(1,132)	—
Depreciation and amortization	(661,451)	(27,529)	—
Interest expense	(797,282)	(57,074)	—
Interest income	—	499	—
Income from discontinued operating property	$579,024	$4,684	$—

COLE CREDIT PROPERTY TRUST  II, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION

December 31, 2006

	Initial Costs to Company			Gross Amount at Which Carried at December 31, 2006
Description	Encumbrances	Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Accumulated Depreciation

Tractor Supply — Parkersburg, WV	$1,793,000	$934,094	$2,049,813	$934,094	$2,049,813	$2,983,907	$(76,638)
Walgreens — Brainerd, MN	3,463,000	981,431	2,879,090	981,431	2,879,090	3,860,521	(99,601)
Rite Aid — Alliance, OH	—	431,879	1,445,749	431,879	1,445,749	1,877,628	(52,107)
La-Z-Boy — Glendale, AZ	4,553,000	2,515,230	2,968,168	2,515,230	2,968,168	5,483,398	(100,563)
Walgreens — Florissant, MO	4,150,000	1,481,823	3,204,729	1,481,823	3,204,729	4,686,552	(93,189)
Walgreens (Telegraph Rd) — St. Louis, MO	4,048,000	1,744,792	2,874,581	1,744,792	2,874,581	4,619,373	(83,725)
Walgreens (Gravois Rd) — St. Louis, MO	4,922,000	2,220,036	3,304,989	2,220,036	3,304,989	5,525,025	(96,216)
Walgreens — Columbia, MO	4,487,894	2,349,209	3,345,990	2,349,209	3,345,990	5,695,199	(103,845)
Walgreens — Olivette, MO	5,379,146	3,076,687	3,797,713	3,076,687	3,797,713	6,874,400	(114,451)
CVS — Alpharetta, GA	2,480,000	1,214,170	1,693,229	1,214,170	1,693,229	2,907,399	(50,486)
Lowe’s — Enterprise, AL	5,980,000	1,011,873	5,803,040	1,011,873	5,803,040	6,814,913	(172,184)
CVS — Richland Hills, TX	2,928,000	1,141,450	2,302,484	1,141,450	2,302,484	3,443,934	(63,875)
FedEx Package Distribution Center — Rockford, IL	4,920,000	1,468,781	3,668,567	1,468,781	3,668,567	5,137,348	(110,365)
Plastech — Auburn Hills, MI	17,700,000	3,282,853	18,151,689	3,282,853	18,151,689	21,434,542	(504,875)
Academy Sports — Macon, Georgia	4,280,000	1,232,263	3,900,882	1,232,263	3,900,882	5,133,145	(107,134)
David’s Bridal — Lenexa, KS	2,616,000	765,520	2,196,877	765,520	2,196,877	2,962,397	(71,576)
Rite Aid — Enterprise, AL	2,971,000	919,527	2,390,771	919,527	2,390,771	3,310,298	(63,800)
Rite Aid — Wauseon, OH	3,115,000	1,020,780	2,274,879	1,020,780	2,274,879	3,295,659	(62,930)
Staples — Crossville, TN	2,320,000	488,394	2,227,311	488,394	2,227,311	2,715,705	(71,726)
Rite Aid — Saco, ME	2,000,000	391,401	1,989,472	391,401	1,989,472	2,380,873	(53,552)
Wadsworth Boulevard — Denver, CO	12,025,000	4,722,891	12,615,284	4,722,891	12,615,284	17,338,175	(287,993)
Mountainside Fitness — Chandler, AZ	—	1,176,013	4,475,967	1,176,013	4,475,967	5,651,980	(129,427)
Drexel Heritage — Hickory, NC	3,400,000	393,637	3,621,909	393,637	3,621,909	4,015,546	(172,619)
Rayford Square — Spring, TX	5,940,000	2,338,988	6,695,818	2,338,988	6,798,959	9,137,947	(134,829)
CVS — Scioto Trail, OH	1,753,000	560,614	1,639,355	560,614	1,639,355	2,199,970	(38,212)
Wawa — Hockessin, DE	2,604,523	1,849,527	1,999,555	1,849,527	1,999,555	3,849,082	(47,106)
Wawa — Manahawkin, NJ	2,387,480	1,359,042	2,360,169	1,359,042	2,360,169	3,719,211	(43,181)
Wawa — Narberth, PA	2,242,784	1,659,442	1,781,616	1,659,442	1,781,616	3,441,059	(40,564)
CVS — Lakewood, OH	1,960,000	552,398	1,225,358	552,398	1,225,358	1,777,756	(29,796)
Rite Aid — Cleveland, OH	2,055,000	565,621	1,752,830	565,621	1,752,830	2,318,452	(37,666)
Rite Aid — Fremont, OH	2,020,000	862,601	1,434,798	862,601	1,434,798	2,297,399	(30,031)
Walgreens — Knoxville, TN	3,800,000	1,825,563	2,465,399	1,825,563	2,465,399	4,290,962	(44,767)
Conns — San Antonio, TX	—	1,025,607	3,054,246	1,025,607	3,054,246	4,079,853	(50,863)
CVS — Madison, MS	2,809,000	1,067,833	2,834,999	1,067,833	2,834,999	3,902,832	(49,374)
Rite Aid — Defiance, OH	2,321,000	1,174,368	2,372,765	1,174,368	2,372,765	3,547,134	(41,599)
Dollar General — Crossville, TN	2,400,000	646,516	2,087,900	646,516	2,087,900	2,734,416	(33,272)
Dollar General — Ardmore, TN	2,220,000	735,251	1,839,020	735,251	1,839,020	2,574,271	(29,024)
Dollar General — Livingston, TN	2,285,000	899,366	1,686,871	899,366	1,686,871	2,586,237	(27,157)

COLE CREDIT PROPERTY TRUST  II, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION – (Continued)

	Initial Costs to Company			Gross Amount at Which Carried at December 31, 2006
Description	Encumbrances	Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Accumulated Depreciation

Wehrenberg Theatre — Arnold, MO	—	2,798,101	4,610,072	2,798,101	4,610,072	7,408,173	(66,527)
Sportsmans Warehouse — Wichita, KS	6,173,250	1,585,901	5,953,865	1,585,901	5,953,865	7,539,766	(82,732)
CVS — Portsmouth, OH	—	331,566	1,882,850	331,566	1,882,850	2,214,417	(30,201)
Advance Auto — Greenfield, IN	—	670,376	608,924	670,376	608,924	1,279,300	(11,131)
Advance Auto — Trenton, OH	—	333,410	650,513	333,410	650,513	983,923	(11,880)
Rite Aid — Lansing, MI	1,041,000	253,728	1,276,423	253,728	1,276,423	1,530,151	(22,004)
Advance Auto — Columbia Heights, MN	1,384,000	548,504	1,071,332	548,504	1,071,332	1,619,836	(14,757)
Advance Auto — Fergus Falls, MN	963,000	186,571	911,215	186,571	911,215	1,097,786	(12,983)
CVS — Okeechobee, FL	4,076,000	1,622,567	3,565,482	1,622,567	3,565,482	5,188,049	(44,296)
Office Depot — Dayton, OH	2,130,000	806,590	2,187,766	806,590	2,187,766	2,994,356	(26,080)
Advance Auto — Holland Township, MI	1,231,000	647,207	1,134,493	647,207	1,134,493	1,781,700	(16,320)
Advance Auto — Holland, MI	1,193,000	613,597	1,117,758	613,597	1,117,758	1,731,355	(16,079)
Advance Auto — Zeeland, MI	1,057,000	429,608	1,108,675	429,608	1,108,675	1,538,284	(15,949)
CVS — Lake Pickett, Florida	3,016,000	2,125,478	2,213,491	2,125,478	2,213,491	4,338,969	(28,411)
Office Depot — Greenville, MS	2,192,000	665,789	2,469,061	665,789	2,469,061	3,134,850	(29,976)
Office Depot — Warrensburg, MO	1,810,000	1,024,240	1,539,821	1,024,240	1,539,821	2,564,061	(25,982)
CVS — Gulfport, MS	2,611,000	1,230,582	2,533,367	1,230,582	2,533,367	3,763,949	(25,756)
Advance Auto — Grand Forks, ND	1,120,000	345,742	889,151	345,742	889,151	1,234,893	(10,547)
CVS — Clinton, NY	2,440,000	683,648	2,013,683	683,648	2,013,683	2,697,331	(19,831)
Oxford Theater Co. — Oxford, MS	5,175,000	281,378	6,825,611	281,378	6,825,611	7,106,989	(65,472)
Advance Auto — Duluth, MN	—	283,999	1,049,951	283,999	1,049,951	1,333,950	(9,293)
Walgreens — Picayune, MS	3,404,000	1,212,126	2,547,455	1,212,126	2,547,455	3,759,581	(19,816)
Kohl’s — Wichita, KS	5,200,000	1,798,355	6,199,319	1,798,355	6,199,319	7,997,674	(49,931)
Lowe’s — Lubbock, TX	7,475,000	4,580,834	6,562,023	4,580,834	6,562,023	11,142,857	(54,814)
Lowe’s — Midland, TX	7,150,000	3,524,571	7,330,791	3,524,571	7,330,791	10,855,362	(60,524)
Advance Auto — Grand Bay, AL	—	255,650	769,738	255,650	769,738	1,025,388	(7,259)
Advance Auto — Hurley, MS	—	171,442	811,166	171,442	811,166	982,608	(7,607)
Advance Auto — Rainsville, AL	—	383,035	823,287	383,035	823,287	1,206,322	(7,675)
Golds Gym — O’Fallon, IL	5,840,000	1,406,558	5,251,148	1,406,558	5,251,148	6,657,706	(45,964)
Rite Aid — Glassport, PA	2,325,000	673,691	3,111,915	673,691	3,111,915	3,785,606	(16,556)
David’s Bridal & Radio Shack — Topeka, KS	—	568,818	2,193,734	568,818	2,193,734	2,762,552	(15,596)
Rite Aid — Hanover, PA	4,115,000	1,924,176	3,804,197	1,924,176	3,804,197	5,728,373	(20,050)
American TV and Appliance — Peoria, IL	7,358,971	2,028,344	8,171,391	2,028,344	8,171,391	10,199,735	(47,160)
Tractor Supply — LaGrange, TX	1,405,000	255,831	2,090,959	255,831	2,090,959	2,346,790	(7,748)
Staples — Peru, IL	1,930,000	1,284,858	1,958,593	1,284,858	1,958,593	3,243,451	(7,858)
FedEx — Council Bluffs, IA	2,185,000	529,813	1,844,850	529,813	1,844,850	2,374,663	(6,299)
FedEx — Edwardsville, KS	12,880,000	1,692,923	15,438,264	1,692,923	15,438,264	17,131,187	(51,934)
CVS — Glenville Scotia, NY	4,200,000	1,600,660	2,927,958	1,600,660	2,927,958	4,528,618	(9,649)

COLE CREDIT PROPERTY TRUST  II, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION – (Continued)

	Initial Costs to Company			Gross Amount at Which Carried at December 31, 2006
Description	Encumbrances	Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Accumulated Depreciation
Advance Auto — Ashland, KY	—	640,697	826,863	640,697	826,863	1,467,560	(3,481)
Advance Auto — Jackson, OH	—	449,448	755,072	449,448	755,072	1,204,520	(3,219)
Advance Auto — New Boston, OH	—	477,296	846,287	477,296	846,287	1,323,583	(3,614)
Advance Auto — Scottsburg, IN	—	263,641	843,653	263,641	843,653	1,107,294	(3,563)
Tractor Supply — Livingston, TX	—	429,905	2,359,595	429,905	2,359,595	2,789,500	(8,644)
Tractor Supply — New Braunfels, TX	—	510,964	2,350,433	510,964	2,350,433	2,861,397	(8,669)
Office Depot — Benton, AR	2,130,000	559,519	2,504,655	559,519	2,504,655	3,064,174	(8,197)
Old Time Pottery — Fairview Heights, IL	3,424,000	1,043,902	2,943,316	1,043,902	2,943,316	3,987,218	(17,702)
Infiniti — Davie, FL	—	3,075,608	5,397,764	3,075,608	5,397,764	8,473,372	(19,092)
Office Depot — Oxford, MS	2,295,000	916,139	2,141,228	916,139	2,141,228	3,057,367	(2,638)
Tractor Supply — Crockett, TX	1,325,000	290,764	1,957,095	290,764	1,957,095	2,247,859	(3,579)
Mercedes Benz — Atlanta, GA	—	2,623,201	7,202,674	2,623,201	7,202,674	9,825,875	(7,642)
Dick’s Sporting Goods — Amherst, NY	—	3,146,987	6,077,279	3,146,987	6,077,279	9,224,266	(8,892)
Chili’s — Paris, TX	1,790,000	600,098	1,851,435	600,098	1,851,435	2,451,533	(2,096)
Staples — Clarksville, IN	2,900,000	938,994	3,079,951	938,994	3,079,951	4,018,945	(3,871)
Total	$253,273,048	$109,414,901	$287,001,474	$109,414,901	$287,104,615	$396,519,516	$(4,547,864)

Description	Date Acquired	Date Constructed	Depreciation is Computed (a)

Tractor Supply — Parkersburg, WV	9/26/2005	2005	0 to 40 years
Walgreens — Brainerd, MN	10/6/2005	2000	0 to 40 years
Rite Aid — Alliance, OH	10/25/2005	1996	0 to 40 years
La-Z-Boy — Glendale, AZ	10/25/2005	2001	0 to 40 years
Walgreens — Florissant, MO	11/2/2005	2001	0 to 40 years
Walgreens (Telegraph Rd) — St. Louis, MO	11/2/2005	2001	0 to 40 years
Walgreens (Gravois Rd) — St. Louis, MO	11/2/2005	2001	0 to 40 years
Walgreens — Columbia, MO	11/22/2005	2002	0 to 40 years
Walgreens — Olivette, MO	11/22/2005	2001	0 to 40 years
CVS — Alpharetta, GA	12/1/2005	1998	0 to 40 years
Lowe’s — Enterprise, AL	12/1/2005	1995	0 to 40 years
CVS — Richland Hills, TX	12/8/2005	1997	0 to 40 years
FedEx Package Distribution Center — Rockford, IL	12/9/2005	1994	0 to 40 years
Plastech — Auburn Hills, MI	12/1/2005	1995	0 to 40 years
Academy Sports — Macon, Georgia	1/6/2006	2005	0 to 40 years
David’s Bridal Lenexa, KS	1/11/2006	2006	0 to 40 years
Rite Aid — Enterprise, AL	1/26/2006	2005	0 to 40 years
Rite Aid — Wauseon, OH	1/26/2006	2005	0 to 40 years
Staples — Crossville, TN	1/26/2006	2001	0 to 40 years
Rite Aid — Saco, ME	1/27/2006	1997	0 to 40 years

COLE CREDIT PROPERTY TRUST  II, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION – (Continued)

Description	Date Acquired	Date Constructed	Depreciation is Computed (a)

Wadsworth Boulevard — Denver, CO	2/8/2006	1991	0 to 40 years
Mountainside Fitness — Chandler, AZ	2/10/2006	2001	0 to 40 years
Drexel Heritage — Hickory, NC	2/24/2006	1963	0 to 40 years
Rayford Square — Spring, TX	3/2/2006	1973	0 to 40 years
CVS — Scioto Trail, OH	3/8/2006	1997	0 to 40 years
Wawa — Hockessin, DE	3/29/2006	2001	0 to 40 years
Wawa — Manahawkin, NJ	3/29/2006	2001	0 to 40 years
Wawa — Narberth, PA	3/29/2006	2001	0 to 40 years
CVS — Lakewood, OH	4/20/2006	1996	0 to 40 years
Rite Aid — Cleveland, OH	4/27/2006	1997	0 to 40 years
Rite Aid — Fremont, OH	4/27/2006	1997	0 to 40 years
Walgreens — Knoxville, TN	5/8/2006	2000	0 to 40 years
Conns — San Antonio, TX	5/26/2006	2002	0 to 40 years
CVS — Madison, MS	5/26/2006	2004	0 to 40 years
Rite Aid — Defiance, OH	5/26/2006	2005	0 to 40 years
Dollar General — Crossville, TN	6/2/2006	2006	0 to 40 years
Dollar General — Ardmore, TN	6/9/2006	2005	0 to 40 years
Dollar General — Livingston, TN	6/12/2006	2006	0 to 40 years
Wehrenberg Theatre — Arnold, MO	6/14/2006	1998	0 to 40 years
Sportsmans Warehouse — Wichita, KS	6/27/2006	2006	0 to 40 years
CVS — Portsmouth, OH	6/28/2006	1997	0 to 40 years
Advance Auto — Greenfield, IN	6/29/2006	2003	0 to 40 years
Advance Auto — Trenton, OH	6/29/2006	2003	0 to 40 years
Rite Aid — Lansing, MI	6/29/2006	1996	0 to 40 years
Advance Auto — Columbia Heights, MN	7/6/2006	2005	0 to 40 years
Advance Auto — Fergus Falls, MN	7/6/2006	2005	0 to 40 years
CVS — Okeechobee, FL	7/7/2006	2001	0 to 40 years
Office Depot — Dayton, OH	7/7/2006	2005	0 to 40 years
Advance Auto — Holland Township, MI	7/12/2006	2006	0 to 40 years
Advance Auto — Holland, MI	7/12/2006	2006	0 to 40 years
Advance Auto — Zeeland, MI	7/12/2006	2005	0 to 40 years
CVS — Lake Pickett, Florida	7/12/2006	2005	0 to 40 years
Office Depot — Greenville, MS	7/12/2006	2000	0 to 40 years
Office Depot — Warrensburg, MO	7/19/2006	2001	0 to 40 years
CVS — Gulfport, MS	8/10/2006	2000	0 to 40 years
Advance Auto — Grand Forks, ND	8/15/2006	2005	0 to 40 years
CVS — Clinton, NY	8/24/2006	2006	0 to 40 years
Oxford Theater Co. — Oxford, MS	8/31/2006	2006	0 to 40 years
Advance Auto — Duluth, MN	9/8/2006	2006	0 to 40 years
Walgreens — Picayune, MS	9/15/2006	2006	0 to 40 years
Kohl’s — Wichita, KS	9/27/2006	1996	0 to 40 years

COLE CREDIT PROPERTY TRUST  II, INC.

SCHEDULE III – REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION – (Continued)

Description	Date Acquired	Date Constructed	Depreciation is Computed (a)

Lowe’s — Lubbock, TX	9/27/2006	1996	0 to 40 years
Lowe’s — Midland, TX	9/27/2006	1996	0 to 40 years
Advance Auto — Grand Bay, AL	9/29/2006	2005	0 to 40 years
Advance Auto — Hurley, MS	9/29/2006	2006	0 to 40 years
Advance Auto — Rainsville, AL	9/29/2006	2005	0 to 40 years
Golds Gym — O’Fallon, IL	9/29/2006	2005	0 to 40 years
Rite Aid — Glassport, PA	10/4/2006	2006	0 to 40 years
David’s Bridal & Radio Shack — Topeka, KS	10/13/2006	2006	0 to 40 years
Rite Aid — Hanover, PA	10/17/2006	2006	0 to 40 years
American TV and Appliance — Peoria, IL	10/23/2006	2003	0 to 40 years
Tractor Supply — LaGrange, TX	11/6/2006	2006	0 to 40 years
Staples — Peru, IL	11/10/2006	1998	0 to 40 years
FedEx — Council Bluffs, IA	11/15/2006	1999	0 to 40 years
FedEx — Edwardsville, KS	11/15/2006	1999	0 to 40 years
CVS — Glenville Scotia, NY	11/16/2006	2006	0 to 40 years
Advance Auto — Ashland, KY	11/17/2006	2006	0 to 40 years
Advance Auto — Jackson, OH	11/17/2006	2005	0 to 40 years
Advance Auto — New Boston, OH	11/17/2006	2005	0 to 40 years
Advance Auto — Scottsburg, IN	11/17/2006	2006	0 to 40 years
Tractor Supply — Livingston, TX	11/22/2006	2006	0 to 40 years
Tractor Supply — New Braunfels, TX	11/22/2006	2006	0 to 40 years
Office Depot — Benton, AR	11/21/2006	2001	0 to 40 years
Old Time Pottery — Fairview Heights, IL	11/21/2006	1979	0 to 40 years
Infiniti — Davie, FL	11/30/2006	2006	0 to 40 years
Office Depot — Oxford, MS	12/1/2006	2006	0 to 40 years
Tractor Supply — Crockett, TX	12/1/2006	2006	0 to 40 years
Mercedes Benz — Atlanta, GA	12/15/2006	2000	0 to 40 years
Dick’s Sporting Goods — Amherst, NY	12/20/2006	1993	0 to 40 years
Chili’s — Paris, TX	12/28/2006	1999	0 to 40 years
Staples — Clarksville, IN	12/29/2006	2006	0 to 40 years

(a)

The Company’s assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant improvements and lease intangibles are amortized over the respective lease term and buildings are depreciated over 40 years.

	Cost	Accumulated Depreciation

Balance at December 31, 2005	$81,344,139	$151,472
2006 Additions	315,175,380	(2,825,742)
2006 Dispositions	—	—
Balance at December 31, 2006	$396,519,519	$(2,674,270)